PRESS RELEASE

Innospec REPORTS THIRD QUARTER FINANCIAL RESULTS

GAAP Loss of $(0.11) per share vs. $(0.03)

Excluding Special Items, Diluted EPS $0.46 vs. $0.43

Newark, Del. - October 29, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2009.

Total net sales for the third quarter were $149.2 million, down 6% from $158.5 million in the corresponding period last year. Net loss was $(2.7) million, or $(0.11) per share, compared with a net loss of ($0.6) million, or ($0.03) per share, a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $10.0 million, up 37% from $7.3 million a year ago.

The results for both periods include several special items, which are summarized in the table below. For the third quarter of 2009, these items had a combined negative impact on net income of $14.0 million, or $0.57 per diluted share; a year ago, similar items reduced net income by $11.1 million, or $0.46 per diluted share. Excluding these items from both periods, diluted earnings per share for the third quarter of 2009 were $0.46, a 7% increase from $0.43 a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.
	Quarter ended Sept. 30, 2009		Quarter ended Sept. 30, 2008
	After-tax (in millions)	Per diluted share	After-tax (in millions)	Per diluted share

Net loss	$(2.7)	$(0.11)	$(0.6)	$(0.03)

Oil for Food/FCPA potential settlement accrual	18.3	0.74	-	-
Foreign exchange (gains)/losses	(4.9)	(0.20)	3.6	0.15
Octane Additives business goodwill impairment	0.6	0.03	1.1	0.04
Oil for Food/FCPA legal and professional expenses	-	-	6.2	0.26
Restructuring charge	-	-	0.2	0.01
	14.0	0.57	11.1	0.46

Net income excluding special items	$11.3	$0.46	$10.5	$0.43

For the first nine months of 2009, total revenues of $434.3 million were down 8% from $472.5 million in the corresponding period last year. Net income for the nine months was $6.7 million, or $0.27 per diluted share, compared with $7.5 million, or $0.31 per diluted share, a year ago. EBITDA for the first nine months of 2009 was $36.8 million, unchanged from $36.8 million in the nine-month period last year.

"In the context of an extremely challenging economic environment, Innospec's businesses performed very well in the third quarter," said Patrick Williams, President and Chief Executive Officer. "Results in Fuel Specialties were down but remained relatively strong in the face of weak fuel demand, lower selling prices and difficult comparisons with last year's third quarter - when the segment's sales were up 22% and operating income was up 18%. Excluding our AvTel aviation fuel additives business, Fuel Specialties' unit volume was essentially unchanged from a year ago, so the segment's core operations continue to outperform the industry. In both Active Chemicals and Octane Additives, third quarter results were significantly improved from depressed levels a year ago."

Operating income in Fuel Specialties for the third quarter was $16.0 million, down 17% from $19.2 million a year ago. The segment's gross margin was 32.9%, compared with 31.2% in last year's third quarter. Its net sales for the quarter declined 12%, to $100.1 million. By region, sales were down 8% in the Americas and 15% in the Europe, Middle East and Africa (EMEA) region, but increased 16% in the Asia-Pacific region.

Active Chemicals reported third quarter operating income of $3.7 million, compared with $2.8 million in the second quarter and an operating loss of $0.3 million a year ago. The segment's gross margin was 23.8%, up from 22.0% in the second quarter, and a dramatic improvement from 11.1% a year ago. Net sales in Active Chemicals were $36.6 million, down 1% from last year's third quarter. By region, sales declined 12% in the Americas, but were up 3% in the EMEA region and 26% in the Asia-Pacific region.

The Octane Additives segment reported a $14.7 million operating loss for the quarter, compared with an operating loss of $7.3 million a year ago. In the third quarter of 2009 we recorded an $18.3 million accrual for potential settlement of the United Nations Oil for Food Program and related FCPA investigations. The results for last year's third quarter included $8.7 million in legal and professional expenses for these investigations. The segment's gross margin for the quarter was 44.8%, compared with 50.7% a year ago. Octane Additives' net sales were $12.5 million, up 71% from last year's third quarter, when results were affected by an unusually low level of shipments.

Corporate costs for the quarter were $4.4 million, down 10% from $4.9 million in last year's third quarter. The Company recorded a $7.0 million pre-tax foreign exchange gain in the quarter, compared with losses of $5.0 million a year ago. Innospec also incurred a $1.7 million pre-tax non-cash charge related to its pension plan, compared with a $0.6 million charge a year ago. The effective tax rate for the quarter, adjusted for Octane Additives business goodwill impairment and the $18.3 million accrual for potential settlement of the United Nations Oil for Food Program and related FCPA investigations, was 29.3%.

As expected the net cash generated from operations slowed to $11.1 million for the quarter driven primarily by operating income, resulting in net debt of $10.8 million. We continue to expect net debt to increase significantly in future quarters based on the need to build working capital from recent low levels, and the timing of other cash flows. As of September 30, 2009, Innospec had stockholders' equity of $239.5 million.

Mr. Williams concluded, "With our strong global management teams, innovative product development programs and aggressive approach to meeting customers' needs, Innospec has delivered solid financial results for the year to date. We would point out, however, that year-to-year comparisons for our key Fuel Specialties business will be particularly difficult for the next two quarters, and global fuel demand remains very soft. Longer term, though, we continue to believe that our core businesses in both Fuel Specialties and Active Chemicals are well-positioned to drive substantial growth at attractive profit margins. The new management team has been working to resolve on a global basis the Oil for Food Program and related FCPA investigations as to which discussions with government authorities are ongoing. Those discussions have resulted in a potential settlement range of $18.3 million to $63.4 million. In connection with the investigations we accrued a potential settlement of $18.3 million in the quarter."

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives business goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of charges for Oil for Food/FCPA potential settlement accrual, foreign exchange (gains)/losses, impairment of Octane Additives business goodwill, Oil for Food/FCPA legal and professional expenses and restructuring charge. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company's underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company's operations. While the Company believes that such measures are useful in evaluating the Company's performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Such forward-looking statements include statements (covered by words like "expects", "anticipates", "may", "believes" or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company's guidance in respect of sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors".  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended September 30		Nine Months Ended September 30

	2009	2008	2009	2008
(in millions except share and per share data)

Net sales	$149.2	$158.5	$434.3	$472.5
Cost of goods sold	(102.0)	(115.1)	(296.1)	(336.3)
Gross profit	47.2	43.4	138.2	136.2

Selling, general and administrative	(42.9)	(31.7)	(97.3)	(92.6)
Research and development	(4.2)	(3.5)	(11.4)	(11.1)
Restructuring charge	-	(0.3)	(1.7)	(1.9)
Amortization of intangible assets	(1.2)	(2.1)	(3.5)	(6.2)
Impairment of Octane Additives business goodwill	(0.6)	(1.1)	(1.7)	(3.2)
Profit on disposal	-	-	-	0.4
	(48.9)	(38.7)	(115.6)	(114.6)
Operating (loss)/income	(1.7)	4.7	22.6	21.6
Other net income/(expense)	7.1	(5.0)	0.3	(5.8)
Interest expense (net)	(1.4)	(1.4)	(4.7)	(4.0)
Income/(loss) before income taxes	4.0	(1.7)	18.2	11.8
Income taxes	(6.7)	1.1	(11.5)	(4.3)
Net (loss)/income	$(2.7)	$(0.6)	$6.7	$7.5

(Loss)/earnings per share Basic	$(0.11)	$(0.03)	$0.28	$0.32
Diluted	$(0.11)	$(0.03)	$0.27	$0.31

Weighted average shares Basic	23,663	23,596	23,635	23,594
outstanding (in thousands) Diluted	23,663	23,596	24,709	24,211

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS
ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
(in millions)

Net sales
Fuel Specialties	$100.1	$114.2	$305.7	$323.1
Active Chemicals	36.6	37.0	97.7	110.4
Octane Additives	12.5	7.3	30.9	39.0
	149.2	158.5	434.3	472.5

Gross profit
Fuel Specialties	32.9	35.6	105.1	107.3
Active Chemicals	8.7	4.1	20.8	10.9
Octane Additives	5.6	3.7	12.3	18.0
	47.2	43.4	138.2	136.2

Operating (loss)/income
Fuel Specialties	16.0	19.2	57.3	58.0
Active Chemicals	3.7	(0.3)	7.7	(2.6)
Octane Additives	(14.7)	(7.3)	(24.1)	(6.8)
Pension charge	(1.7)	(0.6)	(4.7)	(1.8)
Corporate costs	(4.4)	(4.9)	(10.2)	(20.5)
	(1.1)	6.1	26.0	26.3

Restructuring charge	-	(0.3)	(1.7)	(1.9)
Impairment of Octane Additives business goodwill	(0.6)	(1.1)	(1.7)	(3.2)
Profit on disposal	-	-	-	0.4
Total operating (loss)/income	$(1.7)	$4.7	$22.6	$21.6

Schedule 2B
NON GAAP MEASURES
	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
(in millions)

Net (loss)/income	$(2.7)	$(0.6)	$6.7	$7.5
Interest expense (net)	1.4	1.4	4.7	4.0
Income taxes	6.7	(1.1)	11.5	4.3
Depreciation and amortization	4.0	6.5	12.2	17.8
Impairment of Octane Additives business goodwill	0.6	1.1	1.7	3.2
EBITDA	10.0	7.3	36.8	36.8

Fuel Specialties	17.2	20.7	60.7	62.0
Active Chemicals	5.4	1.1	12.5	2.2
Octane Additives	(14.0)	(4.7)	(21.8)	(0.4)
Pension charge	(1.7)	(0.6)	(4.7)	(1.8)
Corporate costs	(4.0)	(3.9)	(8.5)	(17.9)
	2.9	12.6	38.2	44.1
Restructuring charge	-	(0.3)	(1.7)	(1.9)
Profit on disposal	-	-	-	0.4
Other net income/(expense)	7.1	(5.0)	0.3	(5.8)
EBITDA	$10.0	$7.3	$36.8	$36.8

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	September 30 2009	December 31 2008
Assets	(in millions)
Current assets
Cash and cash equivalents	$50.2	$13.9
Accounts receivable (less allowance of $2.7 and $2.8, respectively)	84.3	89.9
Inventories	120.0	138.3
Prepaid expenses	5.2	4.4
Prepaid income taxes	7.1	10.1
Total current assets	266.8	256.6

Property, plant and equipment	51.1	53.5
Goodwill - Octane Additives	7.3	9.0
Goodwill - Other	139.3	139.2
Intangible assets	24.8	28.3
Deferred finance costs	2.3	0.5
Deferred income taxes	9.2	7.2
Other non-current assets	1.7	-
Total assets	$502.5	$494.3
Liabilities and Stockholders' Equity
Accounts payable	$46.2	$55.4
Accrued liabilities	74.1	46.3
Short-term borrowing	10.0	73.0
Current portion of plant closure provisions	5.4	4.1
Current portion of unrecognized tax benefits	16.0	9.2
Current portion of deferred income	0.1	0.1
Total current liabilities	151.8	188.1

Long-term debt, net of current portion	51.0	-
Plant closure provisions, net of current portion	21.6	22.8
Unrecognized tax benefits, net of current portion	20.1	25.6
Pension liability	14.0	13.8
Other non-current liabilities	3.6	13.9
Deferred income, net of current portion	0.9	0.8
Total stockholders' equity	239.5	229.3
Total liabilities and stockholders' equity	$502.5	$494.3

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30
	2009	2008
	(in millions)
Cash Flows from Operating Activities

Net income	$6.7	$7.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13.7	18.1
Impairment of Octane Additives business goodwill	1.7	3.2
Deferred income taxes	(2.0)	(2.3)
(Profit) on disposal of property, plant and equipment	-	(0.4)
Non-cash intangible asset other adjustments	-	6.3
Changes in working capital	44.1	(18.0)
Excess tax benefit from stock based payment arrangements	(0.1)	(3.3)
Income taxes and other current liabilities	3.1	(15.9)
Movement on plant closure provisions	-	(0.3)
Movement on pension asset/(liability)	0.2	(3.8)
Stock option compensation charge	0.6	3.1
Movements on other non-current assets and liabilities	(11.3)	(3.5)
Net cash provided by/(used in) operating activities	56.7	(9.3)
Cash Flows from Investing Activities

Capital expenditures	(4.6)	(6.8)
Proceeds on disposal of property, plant and equipment	-	1.3
Net cash (used in) investing activities	(4.6)	(5.5)
Cash Flows from Financing Activities

Net (repayment)/receipt of revolving credit facility	(7.0)	31.0
Repayment of term loan	(55.0)	(20.0)
Receipt of term loan	50.0	-
Refinancing costs	(3.6)	(0.4)
Dividend paid	(1.2)	(1.2)
Excess tax benefit from stock based payment arrangements	0.1	3.3
Issue of treasury stock	0.2	1.9
Repurchase of common stock	-	(10.5)
Net cash (used in)/provided by financing activities	(16.5)	4.1
Effect of exchange rate changes on cash	0.7	1.6
Net change in cash and cash equivalents	36.3	(9.1)
Cash and cash equivalents at beginning of period	13.9	24.3
Cash and cash equivalents at end of period	$50.2	$15.2

Amortization of deferred finance costs of $1.5m (2008 - $0.3m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.